                                   EXHIBIT 4.7

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER HEREOF TO THE COMPANY OF AN OPINION OF COUNSEL STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE.

                        AIRTECH INTERNATIONAL GROUP, INC.

                       CONDITIONAL WARRANT TO PURCHASE 6%
                             CONVERTIBLE DEBENTURES
                      AND WARRANTS TO PURCHASE COMMON STOCK

                THE TRANSFERABILITY OF THIS SUPPLEMENTAL WARRANT
                     IS RESTRICTED AS PROVIDED IN SECTION 2.

Void after December 22, 2000           Right to Purchase up to$2,500,000
                                       principal amount of 6% Convertible
                                       Debentures and Warrants to Purchase
                                       up to 250,000 Shares of Common Stock


                                   PREAMBLE

         Airtech International Group, Inc. (the "Company"), a Wyoming corporation, hereby certifies that, for value received, PK Investors LLC, whose address is 110 Colabaugh Pond Road, Croton-on-Hudson, New York 10520, or its registered assigns (hereinafter, the "Registered Holder"), is, subject to the terms set forth herein, entitled to purchase from the Company at any time or from time to time beginning on the date hereof and ending at 5:00 P.M. New York time, on the date ten (10) months from the date hereof (the "Expiration Time") up to (i) two million five hundred thousand dollars ($2,500,000) of the Company's 6% Convertible Debentures (the "Additional Debentures") substantially in the form of EXHIBIT A to the Securities Purchase Agreement (as defined below) and (ii) warrants (the "Additional Warrants") to purchase one hundred thousand (100,000) shares of common stock, par value $.05 per share (the "Common Stock") for each one million dollars in principal value Additional Debentures purchased hereunder. For purposes of this warrant (the "Supplemental Warrant") the aggregate price paid by the Registered Holder for the Additional Debentures and the Additional Warrants, as applicable, is referred to herein as the "Purchase Price".


         Subject to the terms set forth herein from time to time, beginning ninety(90) days after the date on which the registration statement covering the Securities is declared effective by the Commission and ending at the Expiration Time and provided that the Closing Bid Price on the date of delivery of the Supplemental Exercise Notice is greater than the Closing Bid Price on the Initial Closing Date, at the election of the Company upon delivery of a Supplemental Exercise Notice to the Registered Holder, the Registered Holder shall at any time or from time to time before the Expiration Time be required to exercise this Supplemental Warrant and purchase up to two million five hundred thousand dollars ($2,500,000) of Additional Debentures and Additional Warrants to purchase up to two hundred fifty thousand (250,000) shares of Common Stock (minus any such Additional Debentures and Additional Warrants previously purchased hereunder), at the Purchase Price; provided, that, the Registered Holder shall not be required to exercise and purchase any such shares if at any time from and after the delivery to the Registered Holder of the Supplemental Exercise Notice through the Supplemental Closing Date (the "Interim Period") any of the Closing Conditions (as defined below) shall not have been satisfied.

         This Warrant is the Supplemental Warrant (the "Supplemental Warrant") to purchase up to two million five hundred thousand dollars ($2,500,000) of Additional Debentures and Additional Warrants to purchase up to two hundred fifty thousand (250,000) shares of Common Stock issued pursuant to the Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of February 22, 2000, by and between the Company and PK Investors LLC. The Securities Purchase Agreement contains certain additional terms that are binding upon the Company and each Registered Holder of this Supplemental Warrant. A copy of the Securities Purchase Agreement, including the Exhibits thereto, may be obtained by any Registered Holder of the Supplemental Warrant from the Company upon written request. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement, including the Exhibits thereto.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Closing Bid Price" shall mean the closing bid price on any trading day (a) if the Common Stock is then listed or quoted on either the NASD Bulletin Board, the NASDAQ SmallCap Market or the NASDAQ National Market, the reported closing bid price for the Common Stock as reported by Bloomberg L.P. or The Wall Street Journal or on such day (or, if not so reported, as otherwise reported by The NASDAQ Small Cap Market, NASDAQ National Market or the NASD Bulletin Board, as the case may be), (b) if the Common Stock is listed on either the American Stock Exchange or New York Stock Exchange, the closing bid price for the Common Stock on such exchange on such day as reported by Bloomberg or the Journal or (c) if neither (a) nor (b) apply but the Common Stock is quoted in the over-the-counter market, another recognized exchange, or on the pink sheets, the last reported bid price thereof on such date. If the prices of the Common Stock cannot be calculated on such date on any of the foregoing bases, such prices on such date shall be the fair market value as mutually determined by the Company and the Registered Holder for which the calculation is required in order to determine the Applicable Conversion Price; PROVIDED, HOWEVER, that if the Company and the Registered Holder are unable to mutually determine the fair market value, such fair market value shall be determined by an by a nationally recognized investment banking firm or firm of independent certified public accountants of recognized standing (which firm may be the firm that regularly examines the financial statements of the Company) selected in good faith by the Board and holders of a majority in interest of the Debentures.
         (b) The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

         (c) The term "Common Stock" includes all shares of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily be entitled to vote for the election of directors of the Company (even though the right so to vote has been suspended by the happening of a contingency).

         (d) The term the "Supplemental Exercise Notice" shall mean a written notice delivered not less than ten (10) business days nor more than twenty (20) business days prior to the Supplemental Closing Date which sets forth the Additional Debentures and the number of shares of Common Stock purchasable pursuant to the Additional Warrant.

         (e) The term the "Supplemental Closing Date" shall mean the date specified in a duly delivered Supplemental Exercise Notice.

         (f) The term "Major Transaction" shall be deemed to have occurred at such time as any of the following events: (i) the consolidation, merger or other business combination of the Company with or into another person (other than (A) pursuant to migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, or (B) a consolidation, merger or other business combination in which the Company is the surviving entity and holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power necessary to elect a majority of the members of the board of directors of the Company); (ii) the sale or transfer of all or substantially all of the Company's assets; or (iii) consummation of a purchase, tender or exchange offer made to the holders of more than thirty percent (30%) of the outstanding shares of Common Stock.

         (g) The term "Material Adverse Change" means any change, event, result or happening involving, directly or indirectly, the Company or any of its subsidiaries resulting in a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (h) The term "Other Securities" refers to any class of shares (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of this Supplemental Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Supplemental

Warrant, in lieu of or in addition to the Additional Debentures and Additional Warrants, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of the Additional Debentures or Additional Warrants or Other Securities.

         (i) The term "Triggering Event" shall be deemed to have occurred at such time as any of the following events: (i) the failure of the Initial Registration Statement to be declared effective by the Securities and Exchange Commission on or prior to the Effectiveness Deadline; (ii) while the Initial Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Initial Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Additional Debentures for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holders of Registrable Securities; (iii) the suspension from listing or the failure of the Common Stock to be listed on the OTC Bulletin Board, the Nasdaq SmallCap Market, the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five (5) consecutive days; (iv) the Company's notice to any holder of Debentures, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of Debentures into shares of Common Stock; (v) if the Closing Bid Price for the Common Stock shall be less than two dollars ($2.00) per share at any time during the Interim Period; (vi) the Company's stockholders shall not have authorized and approved the transactions contemplated by the Securities Purchase Agreement and this Warrant in accordance with applicable law; (vii) a material breach by the Company of any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Supplemental Warrant or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby; (viii) if the average daily trading volume of the Common Stock on the OTC Bulletin Board, the Nasdaq SmallCap Market, the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., as applicable, is less than thirty thousand (30,000) shares per day during the thirty (30) trading days prior to the Supplemental Closing Date; or ; or (ix) if John Potter or C.J. Comu are no longer employed by the Company in the position which they served the Company on the Initial Closing Date.

1.       REGISTRATION RIGHTS.
         The rights of the holder of this Supplemental Warrant to register the shares of Common Stock issuable upon conversion of the Additional Debentures purchasable hereunder and the shares of Common Stock issuable upon exercise of the Additional Warrants purchasable hereunder shall be as stated in the Registration Rights Agreement, which agreement is EXHIBIT E to the Securities Purchase Agreement.

2.       RESTRICTED STOCK.

         If, at the time of any transfer or exchange of this Supplemental Warrant or any Additional Debentures or Additional Warrants issuable upon exercise of this Supplemental Warrant (other than a transfer or exchange not involving a change in the beneficial ownership of this Supplemental Warrant or any Additional Debentures or Additional Warrants, as applicable), such Supplemental Warrant, such Additional Debentures or such Additional Warrants shall not be registered under the Securities Act, and the Company's obligation to transfer such Supplemental Warrant, such Additional Debentures or such Additional Warrants shall be subject to the provisions of
Section 4 of the Securities Purchase Agreement.

3. EXERCISE OF SUPPLEMENTAL WARRANT AND ISSUANCE OF ADDITIONAL DEBENTURES AND ADDITIONAL WARRANTS.

         3.1. EXERCISE IN FULL. The holder of this Supplemental Warrant may, and shall on the Supplemental Closing Date, provided the Supplemental Exercise Notice is given and the Closing Conditions are satisfied as required below, exercise this Supplemental Warrant in full by surrendering this Supplemental Warrant, with the form of Election to Purchase at the end hereof duly executed by such holder, to the Company in the manner set forth in Section 11 of the Securities Purchase Agreement. The surrendered Supplemental Warrant shall be accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount equal to two million five hundred thousand dollars ($2,500,000).

         3.2. PARTIAL EXERCISE. This Warrant may, and shall on the Supplemental Closing Date provided, the Supplemental Exercise Notice is given and the Closing Conditions are satisfied as required above, be exercised in part by surrender of this Supplemental Warrant in the manner provided in Subsection 3.1, except that the exercise price shall be equal to the aggregate principal amount of the Company's Debentures as shall be designated by the holder or the Company, as applicable, in the Supplemental Exercise Notice. On any such partial exercise, subject to the provisions of Section 2 hereof, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Registered Holder hereof a new Supplemental Warrant or Supplemental Warrants of like tenor, in the name of the Registered Holder hereof or as such Registered Holder may request, calling in the aggregate on the face or faces thereof for the Additional Debentures and Additional Warrants equal to the number of shares of Additional Debentures and Additional Warrants called for on the face of this Supplemental Warrant minus the number of such shares designated by the Registered Holder in the applicable Supplemental Exercise Notice.

         3.3. COMPANY ACKNOWLEDGMENT. The Company will, at the time of the exercise, exchange or transfer of this Supplemental Warrant, upon the request of the Registered Holder hereof, acknowledge in writing its continuing obligation to afford to such Registered Holder or transferee any rights (including, without limitation, any right to registration of the Company's shares of Common Stock) to which such Registered Holder or transferee shall continue to be entitled after such exercise, exchange or transfer in accordance with the provisions of this Supplemental Warrant, provided that if the Registered Holder of this Supplemental Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Registered Holder or transferee any such rights.

         3.4. SUPPLEMENTAL WARRANT TO PURCHASE COMMON STOCK. Within five (5) Business Days of any exercise of this Supplemental Warrant, the Company shall issue to the Registered Holder a

Warrant substantially in the form of EXHIBIT B to the Securities Purchase Agreement (except that initially the Current Warrant Price shall be equal to 110% of average closing bid price for five (5) trading days prior to the date of exercise of the Supplemental Warrant) to purchase such number of shares of Common Stock as shall equal the product of (x) .10 and (y) the Purchase Price paid by the Registered Holder pursuant to any exercise of this Supplemental Warrant.

4. DELIVERY OF SHARE CERTIFICATES UPON EXERCISE. Following the exercise of this Supplemental Warrant in full or in part, within the time periods and in the manner provided by Section 5(b) of the Securities Purchase Agreement, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Registered Holder hereof, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a Debenture substantially in the form of EXHIBIT A to the Securities Purchase Agreement to which such Registered Holder shall be entitled on such exercise.

CLOSING CONDITIONS. Notwithstanding anything herein to the contrary, the Company shall not be permitted to deliver a Supplemental Exercise Notice, nor shall the Registered Holder be required to exercise and purchase on a Supplemental Closing Date any Additional Debentures and Additional Warrants unless in either case each of the following conditions is satisfied: (i) the Initial Registration Statement shall have been declared effective and shall remain effective for a period of at least ninety (90) days and at all times during the applicable Interim Period; (ii) the Closing Bid Price for the Common Stock shall not be less than two dollars and fifty cents ($2.50) per share; (iii) during the period beginning on the original issue date of this Supplemental Warrant and ending on and including the applicable Supplemental Closing Date, there shall not have occurred (A) a public announcement of a Major Corporate Event which has not been abandoned or terminated, (B) a Triggering Event or (C) a Material Adverse Change; (iv) at all times during the period beginning on the original issue date of this Supplemental Warrant and ending on and including the applicable Supplemental Closing Date, the Common Stock shall have been designated on the NASDAQ OTC Bulletin Board, the Nasdaq SmallCap Market or National Market System and shall not have been suspended from trading thereon and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock from so trading; (v) the Company's Articles of Incorporation as amended pursuant to the Articles of Amendment filed pursuant to the Securities Purchase Agreement shall be in full force and effect and shall not have been amended since the original issue date of this Supplemental Warrant; (vi) the representations and warranties of the Company in the Securities Purchase Agreement shall be true and correct as of the date when made and as of the applicable Supplemental Closing Date as though made at that time (except for representations and Supplemental Warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Primary Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Supplemental Closing Date (and the Registered Holder of this Supplemental Warrant shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the applicable Supplemental Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such holder); and (vii) as of the applicable Supplemental Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, the sum of (i) two (2) times the sum of (x) maximum number of shares of Common Stock that could be issuable upon the conversion of the Initial Shares and (y) the maximum number that could be issuable upon conversion of the Additional Shares and (ii) the sum of the number of shares of Common Stock issuable upon exercise in full of the Initial Warrants and the Additional Warrant, in each case without regard to whether the Supplemental Warrant shall have been exercised solely for the purpose of effecting the conversion of Additional Debentures and Exercise of the Additional Warrants, as applicable.

6. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or By-laws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Supplemental Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Supplemental Warrants, as specified herein and in the Securities Purchase Agreement, against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Shares receivable on the exercise of the Supplemental Warrant above the amount payable therefor on such exercise, and (b) will not effect a subdivision or split up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock.

7.       NOTICE OF RECORD DATE. In case of:
                  (a) any taking by the Company of a record of the holders of any class of its securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or

                  (c) events shall have occurred resulting in the voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company will mail or cause to be mailed to each holder of a Supplemental Warrant a notice specifying (i) the date on which any record is to be taken for the purpose of any such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which any such action is to be taken.

8. EXCHANGE OF SUPPLEMENTAL WARRANTS. On surrender for exchange of any Supplemental Warrant, properly endorsed, to the Company, the Company, at its expense, will issue and deliver to or (subject to Section 2) on the order of the holder thereof a new Supplemental Warrant or Supplemental Warrants of like tenor, in the name of such holder or as such holder may direct, calling in the aggregate on the face or faces thereof for the Additional Debentures and Additional Warrants called for on the face or faces of the Supplemental Warrant or Supplemental Warrants so surrendered.

9. REPLACEMENT OF SUPPLEMENTAL WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Supplemental Warrant and, in the case of any such loss, theft or destruction of any Supplemental Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Supplemental Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Supplemental Warrant of like tenor.

10. SUPPLEMENTAL WARRANT AGENT. The Company may, by written notice to each holder of a Supplemental Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Additional Debentures and Additional Warrants on the exercise of the Supplemental Warrants pursuant to Section 3, exchanging Supplemental Warrants pursuant to Section 8, and replacing Supplemental Warrants pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

11. REMEDIES. The Company stipulates that the remedies at law of the holder of this Supplemental Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Supplemental Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12. NEGOTIABILITY, ETC. This Supplemental Warrant is issued upon the following terms, to all of which each Registered Holder or owner hereof by the taking hereof consents and agrees:

                  (a) subject to the terms of Section 4 of the Securities Purchase Agreement, title to this Supplemental Warrant may be transferred by endorsement (by the Registered Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

                  (b) any person in possession of this Supplemental Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Supplemental Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

                  (c) until this Supplemental Warrant is transferred on the books of the Company, the Company may treat the Registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13. NOTICES. All notices and other communications from the Company to the Registered Holder of this Supplemental Warrant shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation postage prepaid by certified mail return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed, to such address as may have been furnished to the Company in writing by such Registered Holder or, until any such Registered Holder furnishes to the Company an address, then to, and at the address of, the last Registered Holder of this Supplemental Warrant who has so furnished an address to the Company.

14. MISCELLANEOUS. This Supplemental Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Supplemental Warrant is being delivered in the State of New York and, except for provisions with respect to internal corporate matters of the Company which shall be governed by the corporate laws of the State of Delaware, shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. The headings in this Supplemental Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. All nouns and pronouns used herein shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons to whom reference is made herein may require.

         [SIGNATURE PAGE FOLLOWS, REMAINDER OF PAGE INTENTIONALLY BLANK]
         IN WITNESS WHEREOF, the undersigned have executed this Supplemental Warrant as of February 22, 2000.


                                AIRTECH INTERNATIONAL GROUP, INC.



                                By:
                                      Name:
                                      Title:

ACKNOWLEDGED AND AGREED:



PK INVESTORS LLC
By:  WEC ASSET MANAGEMENT LLC, Manager


By:
Name: Daniel J. Saks
Title: Managing Director

                                                                         ANNEX A

                          FORM OF ELECTION TO PURCHASE

         The undersigned hereby irrevocably elects to exercise the right, represented by this Supplemental Warrant, to purchase [_____] Additional Debentures and Additional Warrants to purchase [____] shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of AIRTECH INTERNATIONAL GROUP, INC., in the amount of [$________], all in accordance with the terms hereof. The undersigned requests that a Debenture and Warrant be registered in the name of _________________________, whose address is _________________________________ and that such stock certificates and warrants be delivered to ___________________________,whose address is __________________.

Dated:

         Name: ______________________________________

         Signature: ___________________________________
         (Signature must conform in all respects to the name of the Registered Holder, as specified on the face of the Supplemental Warrant.)


         (Insert Social Security or Other
         Identifying Number of Holder)

                                                                         ANNEX B

                               FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES TO TRANSFER THE SUPPLEMENTAL WARRANT.)

         FOR VALUE RECEIVED, ____________________hereby sells, assigns and transfers unto __________________________________ Please print name and address of transferee) his Supplemental Warrant, together with all right, title and interest therein, and does so hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Supplemental Warrant on the books of the within-named Company, with full power of substitution.

Dated:

         Name: ______________________________________

         Signature: ___________________________________
         (Signature must conform in all respects to the name of the Registered Holder, as specified on the face of the Supplemental Warrant.)


         (Insert Social Security or Other
         Identifying Number of Assignee)